CSMC 06-3

Group 11

Pay rules

1.

Concurrently:

a.

46.8888888888889% to the 8PT1 until retired

b.

53.1111111111111% allocated as follows:

i.

Pay the NAS Priority Amount to the 11N1 until retired

ii.

Pay sequentially as follows:

1.

Beginning on the 1st Distribution date, pay the lesser of (x) 99.99% of the principal available in this step and (y) 549,000 to the 5A5 until retired

2.

Pay the 5A6, 5A8 and 5A9 prorata until retired

3.

Pay the 5A5 until retired.

iii.

Pay to the 11L1 until retired

iv.

Pay the 11N1 until retired

Notes

Pricing Speed = 300PSA

Settle = 3/31/2006

Nas Priority Amount

Nas Bonds = 11N1 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority Amount = Balance of 11N1/Total Non-PO Balance